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             P             R             O            X            YEXHIBIT 99.1
NEW YORK STATE ELECTRIC & GAS CORPORATION
 PO Box 3200, Ithaca, NY 14852-3200
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints D. W. Farley, S. J. Rafferty, and G. J. Turton or any one or more of them, with power of substitution, proxies of the undersigned, to vote, as specified, and in their discretion with respect to any other business properly brought before the meeting, all shares of stock of New York State Electric & Gas Corporation which the undersigned is entitled to vote at the
Special Meeting of Stockholders of said Corporation to be held on          ,
1998, and at any adjournment thereof.
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 The Board of Directors Recommends a vote "FOR" the Agreement and Plan of Share
                                    Exchange
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Approval of the Agreement and Plan of Share Exchange.    / / FOR
    / / AGAINST    / / ABSTAIN
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The shares represented by this Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the Agreement and Plan of Share Exchange.
                                         Dated _________________________________
                                         _______________________________________
                                         _______________________________________

                                                      (Signature/s)

                                           (Joint owners each must sign. When
                                              signing as attorney, trustee,
                                          administrator, executor or guardian,
                                          please give your full title as such.)